UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

HSBC HOLDINGS PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8 Canada Square

London E14 5HQ

United Kingdom

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.597% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028	New York Stock Exchange
5.733% Fixed Rate/Floating Rate Senior Unsecured Notes due 2032	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-277306

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On February 23, 2024, HSBC Holdings plc (the Registrant) filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form F-3 (File No. 333-277306) (the Registration Statement) relating to, among other securities, senior and subordinated unsecured securities of the Registrant.

On February 23, 2024, the Registrant filed with the Commission pursuant to Rule 415 under the Securities Act of 1933, as amended (the Securities Act), the base prospectus dated February 23, 2024, as supplemented by the prospectus supplement dated May 8, 2024 (the Prospectus and the Prospectus Supplement, respectively). The Prospectus and the Prospectus Supplement are incorporated herein by reference to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth on pages 11 through 30 (under “Description of Debt Securities”) of the Prospectus and pages 50 through 60 (under “Taxation”) of the Prospectus, page S-29 (under “Risk Factors—Risks Relating to the Notes—We may issue securities pari passu with the Notes and/or secured debt”) of the Prospectus Supplement, pages S-42 through S-60 (under “Description of the Notes”) of the Prospectus Supplement and page S-62 (under “Taxation”) of the Prospectus Supplement, all of which information is incorporated by reference in this registration statement.

Item 2.	Exhibits.

The following exhibits shall be, or have been, filed with the New York Stock Exchange, Inc. or the Commission:

1.

Indenture dated as of August 26, 2009 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and exchange rate agent (incorporated herein by reference to Exhibit 4.1(c) to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form F-3) (File No. 333- 158065).

2.

First Supplemental Indenture dated as of March 8, 2016 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated March 8, 2016).

3.

Second Supplemental Indenture dated as of May 25, 2016 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated May 25, 2016).

4.

Fourth Supplemental Indenture dated as of March 13, 2017 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated March 13, 2017).

5.

Sixth Supplemental Indenture dated as of May 18, 2018 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Form 6-K (File No. 001-14930) dated May 18, 2018).

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6.

Twenty-seventh Supplemental Indenture dated as of November 3, 2022 by and among the Registrant, The Bank of New York Mellon, London Branch as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated November 3, 2022).

7.

Thirty-first Supplemental Indenture dated as of March 4, 2024 by and among the Registrant, The Bank of New York Mellon, London Branch as trustee, and HSBC Bank USA, National Association, as paying agent and registrar (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated March 4, 2024).

8.

Thirty-third Supplemental Indenture dated as of May 17, 2024 by and among the Registrant, The Bank of New York Mellon, London Branch as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated May 17, 2024).

9.	5.597% Fixed Rate/Floating Rate Senior Unsecured Notes due 2028 (global registered form).

10.	5.733% Fixed Rate/Floating Rate Senior Unsecured Notes due 2032 (global registered form).

11.

Resolutions of the Board of Directors of the Registrant providing for the issuance of the Senior Unsecured Notes (incorporated by reference to Exhibit 11 to the Registrant’s Form 8-A (File No. 001-14930) dated March 4, 2024) dated January 25, 2024.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: HSBC Holdings plc

By:	/s/ Georges Elhedery
Name:	Georges Elhedery
Title:	Group Chief Financial Officer

Date: May 17, 2024

[Signature Page to Form 8-A]